UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2010

Arrhythmia Research Technology, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 30, 2010, the Company held its Annual Meeting of Stockholders. The following is a tabulation of the voting on the proposals presented at the Annual Meeting.

Proposal 1: The election of Dr. Paul F. Walter as a Class III director, to serve for three years and until his successor has been duly elected and qualified.

	Shares Voted For	Shares Withheld	Broker Non-Votes
Dr. Paul F. Walter	1,362,915	59,461	787,217

The terms of office of Mr. James E. Rouse and Mr. Jason R. Chambers (Class I directors) and E.P. Marinos and Julius Tabin (Class II directors) continued after the Annual Meeting.

Proposal 2:  The approval of the adoption of the Company’s 2010 Equity Incentive Plan.

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Votes
1,008,023	406,604	7,749	787,217

Proposal 3:  The ratification of the appointment of CCR, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Votes
2,204,077	2,096	3,420	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 5th day of May, 2010.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

By: /s/ David A. Garrison
David A. Garrison
Executive Vice President and
Chief Financial Officer